CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made as of this 20th day of December, 2011, between Dynastar Ventures, Inc. having its principal place of business at 1311 Herr Lane, Suite 205, Louisville, KY 40222 (hereinafter referred to as the “Company”), and Undiscovered Equities, Inc. having its principal place of business at 101 Plaza Real South, Suite 212, Boca Raton, FL 33432 (hereinafter referred to as the “Consultant”).

WHEREAS, the Company operates as a direct energy selling company;

WHEREAS, the Company and Dynastar Holdings, Inc. (formerly known as Medical Design Studios, Inc.), a Nevada corporation (“Pubco”), are negotiating a proposed reverse merger transaction (the “Merger”), pursuant to which the Company will become a wholly owned subsidiary of Pubco and the equity holders of the Company will receive securities of Pubco in exchange for their equity interests in the Company; and

WHEREAS, the Company desires to have the Consultant perform certain services as specified herein, and the Consultant is experienced in providing, and is willing to perform, such services for the Company;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.            Statement of Work.

The Company hereby engages the Consultant to perform, and the Consultant hereby agrees to perform, subject to the direction of the Company, (i) the services set forth on Exhibit A (the terms of which are incorporated by reference herein) hereto and (ii) such other consulting services requested by the Company as are within the expertise of the Consultant (collectively, the “Services”).

The Consultant agrees to:

(a)	comply with all instructions and directions regarding the Services received from the Company;

(b)	accept assignments regarding the Services only from the Chairman, Chief Executive Officer or Chief Financial Officer of the Company or from individuals designated by the Chairman or Chief Executive Officer of the Company; and

(c)	report only to the Chairman or Chief Executive Officer of the Company or his designees.

The Consultant agrees to perform the Services with the standard of care, skill and diligence of an experienced consultant with experience in performing such types of Services.

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2.         Relationship Among the Parties.

The Company and the Consultant expressly acknowledge and agree that the Consultant is an independent contractor to the Company, and this Agreement does not create, and will not be deemed to create, a partnership, joint enterprise, agency, employer-employee or master-servant relationship between the parties. The Consultant agrees that during the term of this Agreement none of the Consultant’s officers, employees or agents shall hold himself out as an employee of the Company. The Consultant acknowledges that neither the Consultant nor any of its officers, employees or agents is entitled to workers compensation or any other benefit or insurance protection provided by the Company or its affiliates to their employees. The Consultant will make all filings with local, state and federal taxing authorities required of it and make all payments required by such taxing authorities, including income tax and social security tax payments, required on the payments made to the Consultant by the Company hereunder. If the Company determines that taxes should be withheld, the Company reserves the right to withhold, as appropriate, and will give prior written notification of such decision to the Consultant.

The Consultant acknowledges and agrees that it is not authorized to, shall not, and shall not represent or imply that it has authority to, bind or obligate the Company in any way nor, without express prior written authorization of the Chief Executive Officer of the Company or his designee, negotiate the terms or conditions of any agreement on behalf of the Company, whether relating to the Services or otherwise.

3.         Effective Date and Term

This Agreement shall be effective on the date first above written and terminate on December 31, 2012 unless sooner terminated by the Company as provided in Section 13 hereof. Notwithstanding any termination of this Agreement, the provisions of Sections 2, 7, 9, 10, 11 and 14(k) shall survive and continue.

4.        Compensation and Payment of Expenses.

(a)	The Company shall cause Pubco to pay the Consultant for Services performed in accordance herewith a cash fee of up to $350,000 payable as follows:

•	$200,000 upon Pubco raising a minimum of $500,000 in a private offering (the “Offering”) to be conducted by Pubco subsequent to the execution of this Agreement; and
•	$100,000 upon Pubco raising a minimum of $1,000,000 in the Offering.
•	$50,000 upon Pubco raising a minimum of $1,500,000 in the Offering.

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(b)	Subject to the consummation of the proposed Merger transaction and Pubco raising a minimum of $1,500,000 in the Offering, the Company shall cause Pubco to issue to the Consultant for Services performed in accordance herewith, 1,000,000 restricted shares of Pubco’s common stock (subject to adjustment in the event of any stock split or similar event) (the “Shares”). The certificates representing the Shares shall bear appropriate and customary legends restricting their transfer absent registration under the securities laws or available exemption therefrom. The Consultant makes the representations and warranties to the Company set forth in Exhibit B hereto (which are incorporated by reference herein), as of the date hereof and as of the date of the delivery to the Consultant of the Shares.

5.          Representations, Warranties and Covenants of the Consultants.

The Consultant represents and warrants to, and covenants with, the Company, as follows:

(a)	the Consultant has the capacity, power and authority to enter into this Agreement and to grant the interests contemplated herein, and the Consultant has the ability, experience and skills necessary to carry out its obligations under this Agreement;

(b)	the Consultant and its officer, employees, agents and consultants shall comply with all securities laws and regulations applicable to the Company and Pubco and the Consultant, and all policies, rules and requirements of any exchange or quotation system on which the shares of the Company or Pubco trade;

(c)	the Consultant shall, and shall cause its officers, employees, agents and co-consultants to act at all times in the best interests of the Company and to perform the Services with the standard of care, skill and diligence of an experienced consultant with experience in performing investor relations, public relations and related types of services;

(d)	the Consultant, upon notice from the Company, will cease all Services for the period directed by the Company without effect on the payment of compensation due hereunder;

(e)	the Consultant will not distribute or disseminate any information concerning the Company in any form or medium, unless such information and the form and context in which it is to be presented has either (i) been provided to the Consultant by the Company expressly for distribution or dissemination, or (ii) has been reviewed and approved in writing by the Company prior to its distribution or dissemination by the Consultant;

(f)	the Consultant will not engage in any transaction involving the offer or sale of securities of the Company, and will not solicit or encourage any other party to engage in any transaction involving the offer or sale of securities of the Company, at any time that the Consultant is in possession of material non-public information concerning the Company;

(g)	neither the Consultant nor any of its affiliates or associates have or will act or be considered to act as a finder, underwriter, broker, dealer or promoter of any of the Company’s or Pubco’s securities, either in private or public transactions. The Company represents and warrants that all payments and authorizations under this Agreement constitute compensation for services performed or to be performed and do not constitute an offer, payment, promise or authorization for payment to the Consultant, or its affiliates and/or associates to act as a finder, underwriter, broker, dealer or promoter of any of the Company’s or Pubco’s securities; and

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(h)	the Consultant shall comply with all instructions and directions regarding the Services received from the Company.

6.          Services Not Exclusive.

The Consultant shall devote such of its time and effort necessary to the discharge of its duties hereunder. The Company acknowledges that the Consultant is engaged in other business activities, are that it will continue such activities during the term of this Agreement. The Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

7.          Ownership and Confidentiality of Data and Work Product.

(a)         The Company, its employees, officers, affiliates, agents and counsel, and third parties shall make information, data and documents available to the Consultant during the course of the Consultant providing the Services to the Company (collectively, “Data”). The Consultant agrees to treat all Data as proprietary to the Company. The Consultant agrees that the Company shall have sole ownership and title to, and all rights and interests in, all documents, memoranda and other work products prepared, procured, produced, or worked on by the Consultant in the course of providing Services to the Company (collectively, “Work Product”). All Data and Work Product shall be accorded treatment by the Consultant as confidential and proprietary; additionally, if request by the Company, the Consultant shall execute a confidentiality agreement, in a form to be provided by the Company (the “Confidentiality Agreement”), and the terms and conditions of the Confidentiality Agreement shall be deemed incorporated herein. The Consultant agrees that (i) at any time, at the Company’s request, in sole consideration of the payments to be made pursuant to Section 4(a) above, the Consultant will assign and transfer, in a form acceptable to the Company, all of its right, title and interest in and to any and all Work Product to the Company or other entity selected by the Company, and the Consultant hereby grants the Company a security interest in such Work Product to secure its assignment and transfer obligation pursuant to this Section 7, (ii) it will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Company may reasonably request to perfect and protect the assignment and security interest contemplated hereby and (iii) it will not assign or otherwise transfer any of its right, title or interest in and to the Work Product to any third party.

(b)         The Consultant acknowledges and agrees that (i) the Company, and any other entity designated by the Company shall have the sole, exclusive right to use the Work Product for any purpose that, in its sole discretion, it elects, (ii) the Company shall at all times have the right, in its sole discretion and without consultation with the Consultant, to abandon any of its activities without further obligation or liability to the Consultant (except for payment of fees pursuant to Section 4(a) above), (iii) the Consultant hereby waives any and all rights it may have to make a claim against the Company or any other joint development partner of the Company, or any of their affiliates, directors, officers, employees, attorneys and agents for any special, indirect, consequential or punitive damages in connection with, arising out of, or in any way related to this Agreement, any of the Services or any act or omission or event occurring in connection therewith, and (iv) the Consultant hereby waives, releases and agrees not to sue upon any such claim for any such special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

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8.           Conflicts; Covenant Not to Compete.

(a)         The Consultant hereby represents and warrants that (i) no conflict of interest shall arise as a result of the Services to be provided hereunder and (ii) this Agreement and the Services to be provided hereunder do not violate any agreement between Consultant and any third party.

(b)         The Consultant hereby covenants that (i) it shall not perform any services for himself or on behalf of any third party which shall create a conflict of interest with the Services to be performed hereunder, (ii) it shall not enter into any contract which would be violated by the performance of the Services provided, or to be provided, hereunder, and (iii) it shall notify the Company in advance of the identity of any third party for whom Consultant proposes to perform any services and of the general nature of the services to be performed.

(c)         Without limiting the scope of the term “conflict of interest,” for purposes of this Section it shall automatically be considered to be a conflict of interest for Consultant to perform services similar to the Services for any person in connection with data center management business, without the prior written consent of the Company’s Chief Executive Officer or President.

(d)         During the term of this Agreement, the Consultant warrants, represents and agrees that it will not directly participate in the information developed for and by the Company, and will not compete directly with the Company in the Company’s primary industry or related fields.

9.          Injunctive Relief.

Each party acknowledges that a breach or threatened breach of any of the covenants or other agreements contained herein would give rise to irreparable injury to the party relying on such covenant or other agreement which injury would be inadequately compensable in money damages. Accordingly, such party or where appropriate, a client of such party, may seek and obtain an injunctive relief from the breach or threatened breach of any provision, requirement or covenant of this Agreement, in addition to and not in limitation of any other legal remedies which may be available.

The parties acknowledge and agree that the covenants contained herein are necessary for the protection of the parties’ respective legitimate business interests and are reasonable in scope and content.

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10.          Non-Solicitation.

During the term of, and for a period of one (1) year after the termination of, this Agreement, the Consultant shall not:

(a)           Recruit, solicit or hire, or attempt to recruit, solicit or hire, any employee or independent contractor of the Company to leave the employment (or independent contractor relationship) thereof, whether or not any such employee or independent contractor is party to an employment or consulting agreement;

(b)          Attempt in any manner to solicit or accept from any customer of the Company business of the kind or competitive with the business done by the Company with such customer or to persuade or attempt to persuade any such customer to cease to do business or to reduce the amount of business which such customer has customarily done or is reasonably expected to do with the Company, or if any such customer elects to move its business to a person other than the Company, provide any services (of the kind or competitive with the business of the Company) for such customer, or have any discussions regarding any such service with such customer, on behalf of such other person; or

(c)          Interfere with any relationship, contractual or otherwise, between the Company and any other party, including, without limitation, any supplier, distributor, co-venturer or joint venturer of the Company to discontinue or reduce its business with the Company or otherwise interfere in any way with the business of the Company.

11.        Compliance with Law; Indemnification.

(a)         The Consultant shall comply with all securities laws and regulations applicable to the Company, Pubco or the Consultant, and all policies, rules and requirements of any exchange or quotation system on which the shares of the Company or Pubco trade. The Consultant will not engage in any transaction involving the offer or sale of securities of the Company or Pubco, and will not solicit or encourage any other party to engage in any transaction involving the offer or sale of securities of the Company or Pubco, at any time that the Consultant is in possession of material non-public information concerning the Company or Pubco.

(b)        The Consultant shall not provide any person or entity with investment advice, analysis or recommendations regarding the Company and/or Pubco and/or its securities.

(c)        The provisions contained in Exhibit C attached hereto (Standard Contract Provisions: FCPA Schedule) are incorporated herein by reference.

(d)        The Consultant hereby covenants and agrees to indemnify the Company, its stockholders, directors, officers, employees, affiliates, and agents and their respective successors and assigns and to hold them harmless from and against any and all losses, claims, liabilities, obligations, fines, penalties, damages and expenses, including reasonable attorney’s fees incurred by any of them resulting from or arising out of any action by the Consultant which constitutes a violation of any law or regulation or as a result of any misrepresentation or other breach of this Agreement made by the Consultant.

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12.        Disciplinary Action.

The Consultant represents that neither it or its officers, directors or employees are subject to any disciplinary action by either the National Association of Securities Dealers or the Securities and Exchange Commission by virtue of any violation of their rules and regulations and that to the best of it knowledge, neither is its affiliates nor subcontractors subject to any disciplinary action.

13.        Termination

The Company may terminate this Agreement at any time and for any reason by giving written notice thereof to Consultant, which termination shall be effective upon Consultant’s receipt of such notice. Upon termination, Consultant shall be entitled to retain or receive, if earned but not yet paid, all compensation earned by Consultant through the date of termination. The Company will not however, be liable for the payment of any compensation, whether in form of cash or Shares, not earned by Consultant at the time of termination.

14.	Miscellaneous Provisions.

(a)	Time. Time is of the essence of this Agreement.

(b)	Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

(c)	Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.

(d)	Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

(e)	Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

(f)	Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purpose of this Agreement.

(g)	Good Faith, Cooperation and Due Diligence. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

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(h)	If any provision of this Agreement, or the application of such provision to any person or circumstance, becomes or is found to be illegal, shall be held invalid, or unenforceable for any reason, such clause provision must first be modified to the extent necessary to make this Agreement legal and enforceable and then if necessary, second, severed from the remainder of the Agreement to allow the remainder of the Agreement to remain in full force and effect.

(i)	Assignment. This Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon successors of the parties.

(j)	Notices. All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified. Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier (such as FedEx or similar express delivery service), addressed to the attention of an officer of the Consultant or the Company, as the case may be, at the address set forth heretofore, or to such other officer or addresses as either party may designate, upon at least ten (10) days’ written notice, to the other party.

(k)	Governing Law; Arbitration. The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of New York, applicable to agreements to be wholly performed within the State of New York. Any and all disputes, complaints, controversies, claims and grievances arising under, out of, in connection with, or in any manner related to this Agreement or the relation of the parties hereunder (other than disputes under the Confidentiality Agreement which shall be resolved in accordance with the provisions thereof) shall be submitted to final and binding arbitration to be conducted by the American Arbitration Association in New York, New York, in accordance with its Commercial Arbitration Rules (including the Expedited Procedures thereof). Arbitration proceedings hereunder may be commenced by written notice from either party hereto to the other party. Such proceedings and evidence shall be confidential. The arbitrator shall have the power and the authority to make such decisions and awards as he shall deem appropriate, including granting damages and costs to the prevailing party (including fees of the arbitrator, but excluding punitive, exemplary, consequential or special damages and attorneys’ fees), and the granting or issuance of such mandatory directions, prohibitions, orders, restraints and other injunctions as he may deem necessary or advisable directed to or against any of the parties, including a direction or order requiring specific performance of any covenant, agreement or provision of this Agreement as a result of a breach or threatened breach thereof. In arriving at his decision, the arbitrator shall be free to consider all such matters, facts and principles, including the comparative fault of the parties, as he in his sole discretion shall determine. To the extent that there is a prevailing party in the arbitration, the losing party shall pay all costs of the arbitration; otherwise the costs of such arbitration shall be borne equally by the parties, provided that in either case each party shall bear the cost of its own attorneys’ fees and expenses. Any decision and award of the arbitrator shall be final, binding and conclusive upon both of the parties hereto and said decision and award may be entered as a final judgment in any court of competent jurisdiction. It is expressly agreed that arbitration as provided herein shall be the exclusive means for determination of all matters as above provided and neither of the parties hereto shall institute any action or proceeding in any court of law or equity, state or federal, other than respecting enforcement of the arbitrator’s award hereunder. The foregoing sentence shall be a bona fide defense in any action or proceeding instituted contrary to this Agreement.

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(l)	Entire Agreement. This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

(m)	Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

(n)	Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. In the event that the document is signed by one party and faxed to another, the parties agree that a fixed signature shall be binding upon the parties to this agreement as thought the signature was an original.

(o)	Successors. The provisions of this Agreement shall be binding upon all parties, their successors and assigns; provided that this Agreement may not be assigned by either Company or Consultant without the express written consent of the other.

(p)	Counsel. The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Consulting Agreement to be effective as of the day and year provided herein.

DYNASTAR VENTURES, INC.
By:	/s/ John S. Henderson, IV
Name: John S. Henderson, IV
Title: Chief Executive Officer

UNDISCOVERED EQUITIES, INC.
By:	/s/ Kevin McKnight
Name: Kevin McKnight
Title: President

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EXHIBIT A

Description of Services

Public relations and financial communication services, including but not limited to:

A.	Managing and communicating the Company’s corporate profile within the investment community, with the goal of raising and improving such profile.

B.	Conducting and arranging meetings on behalf of the Company, in person or by telephone, with brokers, dealers, analysts and other investment professionals and advising them of the Company’s plans, goals, and activities.

C.	Arranging meetings with the investment community (both sell-side and buy-side) to advise them of the Company’s plans, goals, and activities.

D.	Making reasonable efforts to increase public participation in the Company’s activities by assisting with the supervision of corporate advertising, Internet website and financial releases as approved by the Company.

E.	Making itself available and provide reasonable amounts of time and devote reasonable and good faith attention as well as financial advice and consulting to the Company and the Company’s other communication and public relation needs.

F.	Positioning the Company for business media coverage and, from time to time, pursuing the same.

Within ten (10) days after the date of this Agreement, the Consultant shall deliver to the Company an outline of Consultant’s proposed milestones, deliverables and activities for performance of the Services, which will then be reviewed by the Company and mutually agreed upon by the parties.

It is understood that under no circumstances shall the Consultant (a) perform investment advisory services and/or advise any person or entity to buy, sell or hold the Company’s or Pubco’s securities, or (b) make, publish or distribute, in any form, any securities analysis or recommendation to buy, sell or hold the Company’s or Pubco’s securities, or (c) act as a broker, dealer or finder with respect to the Company’s or Pubco’s securities or (d) engage in any regulated activity in connection with the Company’s or Pubco’s securities.

All written materials referring to the Company prepared or used by the Consultant in performing the Services shall be approved in writing by the Company in advance of their use or dissemination. The Consultant shall not include in any communication (written or oral) with a any third party (a) any false or misleading statement regarding the Company (including its businesses, properties, prospects, customers, or personnel) or (b) any extravagant price predictions for the Company’s or Pubco’s stock that have no basis in fact. The Consultant shall include in all written communications an express representation as to who paid for their preparation and distribution.

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EXHIBIT B

Representations and Warranties Relating to the Shares

(a)       The Consultant is acquiring the Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. The Consultant understands and acknowledges that the Shares have not been registered under the Securities Act or any state or foreign securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and foreign securities laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Consultant further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to any third person with respect to any of the Shares.

(b)       The Consultant understands that an active public market for the Company’s common stock may not now exist and that there may never be an active public market for the Shares acquired under this Agreement.

(c)       The Consultant is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

(d)       Neither the Consultant nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person or entity having a beneficial interest in it, nor any person on whose behalf the Consultant is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company or Pubco pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Seller”). The Consultant agrees to provide the Company, promptly upon request, all information that is reasonably necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. The Consultant consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its affiliates and agents of such information about such member as is reasonably necessary or appropriate to comply with applicable U.S. anti-money-laundering, anti-terrorist and asset control laws, regulations, rules and orders. The Consultant acknowledges that if, following its investment in the Shares, the Company reasonably believes that such member is a Prohibited Seller or is otherwise engaged in suspicious activity or refuses to promptly provide information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require such member to transfer the Shares. The Consultant further acknowledges that such member will have no claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.

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(e)       The Consultant or its duly authorized representative realizes that because of the inherently speculative nature of business activities and investments of the kind contemplated by the Company and Pubco, the Company’s and Pubco’s financial position and results of operations may be expected to fluctuate from period to period and will, generally, involve a high degree of financial and market risk that can result in substantial or, at times, even total loss of the value of the Shares.

(f)       The Consultant acknowledges and agrees that Pubco is a “shell company” as defined in Rule 12b-2 under the Exchange Act. Pursuant to Rule 144(i) under the Securities Act, securities issued by a current or former shell company (such as the Shares) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which Pubco files current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports. As a result, the restrictive legends on certificates for the Shares cannot be removed except in connection with an actual sale meeting the requirements of Rule 144.

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EXHIBIT C

Standard Contract Provisions: FCPA Schedule

1.            Compliance with Anti-Bribery Law. The Consultant represents and warrants that it will take no action, directly or indirectly, that would constitute a violation of the United States Foreign Corrupt Practices Act of 1977, as amended from time to time (the “FCPA”), any other applicable anti-bribery laws or regulations, or the Company’s Code of Ethics and associated FCPA Policy. Specifically, the Consultant represents and warrants that neither it nor any of its officers, directors, employees, representatives, contractors, designees, ultimate beneficial owners or shareholders, nor any other party acting on its behalf, will directly or indirectly make, offer, authorize, or promise to make any Payment to obtain or retain any contract, business opportunity or other similar benefit:

1.1.          to or for the use or benefit of any Government Official;

1.2.          to any other person where the Consultant knows or has reason to know or suspect that any part of such Payment will be directly or indirectly given or paid by such other person, or will reimburse such other person, for any Payment previously made or given to any Government Official when such Payment could not be made directly in accordance with this Section 1; or

1.3.          to any person where such Payment violates any laws, decrees, regulations or policies having the force of law in the country or countries of such person or applicable to such person or the laws of the United States of America.

1.4.         Definitions. For the purposes of this Section 1, the following definitions shall apply:

1.4.1.    A “Government” is any national, federal, state, provincial, municipal, local, or any other government, including any department, agency, instrumentality, company, corporation, or other entity owned or controlled by any Government;

1.4.2.    A “Government Official” is any (i) official, employee, or representative of any Government or state owned enterprise; (ii) political party, or any official, employee, or representative of any political party; (iii) candidate for political office; or (iv) official, employee, or representative of any international organization.

1.4.3.    An “Affiliated Person” is any officer, director, or employee of, or owner of any beneficial interest in or with respect to, the Consultant.

1.4.4.    A “Payment” is any monetary payment, loan, donation, gift, in-kind service, or any other thing of value.

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2.      No Government Official Employees. The Consultant represents and warrants that unless disclosed to the Company in a separate written statement, neither the Consultant nor any of its Affiliated Persons are Government Officials nor have they been in the last five years. If at any time during the term of this Agreement the Consultant and/or any Affiliated Person is named, appointed, or otherwise becomes a Government Official, the Consultant will notify Company in writing within three (3) business days.

3.      No Anti-bribery Offences. The Consultant represents and warrants that it has not been convicted of, pleaded guilty, or charged with any offence involving fraud, corruption or bribery in any jurisdiction or country.

4.      Fully Qualified and Authorized. The Consultant represents and warrants that it is fully qualified to assist the Company and is authorized to act in the capacity contemplated by the Agreement in accordance with all applicable laws. Further, the Consultant has complied with any applicable registration and licensing requirements.

5.      Immediate Disclosure by Consultant. The Consultant agrees to immediately inform the Company if a possible violation by the Consultant of the FCPA, other applicable anti-bribery law, and/or the Company’s Code of Ethics or associated FCPA Policy has taken place. Further, if any Government Official or any relative of such Government Official solicits, asks for, or attempts to extort, any money or thing of value from the Consultant, the Consultant shall refuse such solicitation, request or extortionate demand, and immediately report the event to the Company.

6.      The Company’s Right to Disclose. The Consultant agrees that full disclosure of information relating to a possible violation by the Consultant of applicable law, including a violation of the FCPA or any other applicable anti-bribery law, may be made by the Company at any time and for any reason to the U.S. Government, its agencies, and/or any other Government or non-Government party.

7.      Compliance Training for the Consultant Personnel. The Consultant warrants that it fully understands these provisions relating to its business conduct and will ensure that it and all Affiliated Persons fully understand and comply with these provisions. The Consultant agrees to make itself available for compliance training as directed by the Company.

8.      Certification of Non-Violation. The Consultant warrants that its senior personnel will furnish the Company a signed non-violation certification on an annual basis certifying the following:

In carrying out my responsibilities for the Company under the Agreement, I have fully complied with all applicable anti-bribery laws, including, but not limited to, the US Foreign Corrupt Practices Act (“FCPA”) and local anti-bribery laws. I am not aware of any violations by Consultant of the FCPA and/or any other applicable anti-bribery laws.

{NAME/SIGNATURE/DATE}

Consultant Initial	Company Initial

9.           Records and Audit. The Consultant shall keep accurate accounts, books, and records showing all costs and charges incurred in accordance with generally accepted accounting principles and practices. Such accounts and records shall be made available in the Consultant’s office during normal business hours for inspection by the Company or its designee. The Consultant shall preserve such accounts and records for at least five (5) years after the end of the term of this Agreement. The Company shall further have the right, upon reasonable written notice to the Consultant, to audit compliance by the Consultant with all provisions of this Agreement including, but not limited to, provisions of this Agreement related to compliance with the FCPA and any other applicable anti-bribery laws. The Consultant agrees to fully cooperate with respect to any such audit or other compliance review.

10.          Accuracy of Representations at All Times. The Consultant undertakes that all of the listed representations and warranties will remain true, accurate, and complete at all relevant times.

11.          Termination. At its sole discretion, upon notification to the Consultant, the Company may terminate this Agreement effective immediately if:

11.1.   the Company makes a good faith determination that the Consultant, and/or any Affiliated Person, has breached these representations and warranties and/or otherwise has committed a violation of the FCPA and/or any other applicable anti-bribery laws; OR

11.2.   the Consultant and/or any Affiliated Person has been named, appointed, or otherwise becomes a Government Official, the Company may terminate this Agreement effective upon notification to the Consultant; OR

11.3.   the Consultant fails or refuses referenced in Section 8 above to promptly furnish the anti-bribery non-violation certification

Consultant Initial	Company Initial